As filed with the Securities and Exchange Commission on April 1, 2021

Registration No. 333-237674

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDENT NO. 2

To

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

International General Insurance Holdings Ltd.

(Exact Name of Registrant as specified in its charter)

Bermuda	6399	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

74 Abdel Hamid Sharaf Street, P.O. Box 941428,

Amman 11194, Jordan
+962 6 562 2009

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, DE 19711

(302) 738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael Hilton, Esq. Freshfields Bruckhaus Deringer LLP Al Fattan Currency House Tower 2, 20th floor PO Box 506 569 Dubai, United Arab Emirates +971 4 5099 100	Michael Levitt, Esq. Freshfields Bruckhaus Deringer US LLP 601 Lexington Avenue New York, NY 10022 (212) 277-4000

Approximate date of commencement of proposed sale to the public: Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

EXPLANATORY NOTE: DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 2 relates to the Registration Statement on Form F-1 (File No. 333-237674) (the "Registration Statement") of International General Insurance Holdings Ltd. (the "Company") originally filed on April 14, 2020 and declared effective by the Securities and Exchange Commission (the "SEC") on April 27, 2020, as amended by Post-Effective Amendment No. 1 originally filed on August 24, 2020 and declared effective by the SEC on August 28, 2020.

Pursuant to the Registration Statement, the Company registered 17,250,000 common shares, par value $0.01 per share (the “Common Shares”), including (i) 12,750,000 Common Shares issuable upon the exercise of public warrants (the “Public Warrants”) issued in exchange for 12,750,000 public warrants of Tiberius Acquisition Corporation, a Delaware corporation (“Tiberius”), and, (ii) 4,500,000 Common Shares issuable upon the exercise of warrants issued in exchange for 4,500,000 Tiberius private warrants (the “Private Warrants” and, collectively with the Public Warrants, the “Warrants”). The Registration Statement related to the offer and sale by the selling securityholders named in the Registration Statement, or their permitted transferees, of up to 39,107,382 Common Shares, up to 4,500,000 Private Warrants to purchase Common Shares and up to 4,500,000 Common Shares issuable upon the exercise of the Private Warrants (the “Warrant Shares” and, together with the Common Shares and the Warrants, the “Securities”).

The Company is filing this Post-Effective Amendment No. 2 to the Registration Statement to terminate the effectiveness of the Registration Statement, and to remove from registration any and all of the Securities previously registered under the Registration Statements that remain unsold as of the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of all such Securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Amman, Jordan, on the 1st day of April, 2021.

International General Insurance Holdings Ltd.

By:	/s/ Pervez Rizvi
	Name:	Pervez Rizvi
	Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

*	Chairman and Chief Executive Officer and Director	April 1, 2021
Wasef Jabsheh	(Principal Executive Officer)

/s/ Pervez Rizvi	Chief Financial Officer	April 1, 2021
Pervez Rizvi	(Principal Financial and Accounting Officer)

*	Director	April 1, 2021
David Anthony

*	Director	April 1, 2021
Michael T. Gray

*	Director	April 1, 2021
Walid Wasef Jabsheh

*	Director	April 1, 2021
David King

*	Director	April 1, 2021
Wanda Mwaura

*	Director	April 1, 2021
Andrew J. Poole

* Pervez Rizvi signs this Post -Effective Amendment No. 2 to the Registration Statement on behalf of the indicated persons for whom he is attorney-in-fact, pursuant to the power of attorney included on the signature page of the Registration Statement filed with the SEC on April 14, 2020.

By:	/s/ Pervez Rizvi
Pervez Rizvi
Attorney-in-fact

Dated: April 1, 2021

AUTHORIZED REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of International General Insurance Holdings Ltd., has signed this registration statement in the City of Newark, State of Delaware, on April 1, 2021.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director